UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2018

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 4th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events

Determination of Estimated Per-Share Net Asset Value

Overview

The board of directors (the “Board”) of American Finance Trust, Inc. (the “Company”) previously adopted valuation guidelines used in connection with determining the estimated per-share net asset value (“Estimated Per-Share NAV”) of the Company’s common stock. Under these guidelines, Estimated Per-Share NAV is published on at least an annual basis. American Finance Advisors, LLC (the “Advisor”) calculates the Estimated Per-Share NAV taking into consideration the appraisals of the Company’s real estate and loan assets (each asset individually, a “Real Estate Asset” and collectively, the “Real Estate Assets”) which are prepared by an independent valuation firm in accordance with the valuation guidelines established by the Board. The Advisor reviews the valuations performed by the independent valuation firm for consistency with the valuation guidelines and the reasonableness of the independent valuation firm’s conclusions. The independent directors of the Board oversee the Advisor’s Estimated Per-Share NAV calculation and review and make the final determination regarding the Estimated Per-Share NAV. The independent directors of the Board rely on the Advisor’s input, including its view of the estimate and the appraisals performed by the independent third party, but may, in their discretion, consider other factors.

On March 19, 2018, the independent directors of the Board, who comprise a majority of the Board, with Edward M. Weil, Jr. abstaining, unanimously approved an Estimated Per-Share NAV as of December 31, 2017 equal to $23.56 based on the estimated fair value of the Company’s assets less the estimated fair value of the Company’s liabilities, divided by 105,172,185 shares of common stock outstanding on a fully diluted basis as of December 31, 2017. There have been no changes between December 31, 2017 and the date of this filing that the Advisor believes would materially impact the overall Estimated Per-Share NAV.

Process

Consistent with the Company’s valuation guidelines, the Company engaged Duff & Phelps, LLC (“Duff & Phelps”), an independent third-party valuation firm, to perform appraisals of the Real Estate Assets and provide a valuation range of each Real Estate Asset. In addition, Duff & Phelps was engaged to review and incorporate in the calculation of Estimated Per-Share NAV the Company’s market value estimate regarding other assets and liabilities. Duff & Phelps has extensive experience estimating the fair value of commercial real estate.

The method used by Duff & Phelps to appraise the Real Estate Assets in the report furnished to the Advisor and the Board by Duff & Phelps (the “Duff & Phelps Real Estate Appraisal Report”) was performed in accordance with the Investment Program Association Practice Guideline 2013-01 titled “Valuations of Publicly Registered Non-Listed REITs,” issued April 29, 2013. Also, the scope of work performed by Duff & Phelps was conducted in conformity with the requirements of the Code of Professional Ethics and Standards of Professional Practice of the Appraisal Institute. Other than its engagement as described herein and its engagement to provide certain purchase price allocation services, Duff & Phelps does not have any direct interests in any transaction with the Company.

Potential conflicts of interest between Duff & Phelps, on one hand, and the Company or the Advisor, on the other hand, may arise (1) as a result of the impact of the findings of Duff & Phelps in relation to the Company’s Real Estate Assets, or the assets of real estate investment programs sponsored by affiliates of the Advisor, on the value of ownership interests owned by, or incentive compensation payable to, directors, officers or affiliates of the Company and the Advisor, or (2) as a result of Duff & Phelps performing valuation services for other programs sponsored by affiliates of the Company’s Advisor.

Valuation Methodology

In preparing its valuation materials for the estimate of Estimated Per-Share NAV and in reaching its conclusion, Duff & Phelps, among other things:

•	performed its valuations on a desktop basis;

•	relied on information provided by the Company relating to each property’s physical, financial and economic characteristics;

•	researched applicable markets to measure current market conditions, supply and demand factors, growth patterns and their effect on applicable Real Estate Assets;

•	reviewed financial and operating information requested from, or provided by, the Company, including property level cash flow and other leasing assumptions for each Real Estate Asset; and

•	reviewed other assets and liabilities of the Company, including the Company’s mortgage debt and credit facility, to determine the reasonableness of fair value of such items; and

•	performed such other analyses and studies, and considered factors, as Duff & Phelps considered appropriate.

For purposes of the estimate of Estimated Per-Share NAV, Duff & Phelps’s scope of services were based on certain criteria. Specifically: (1) for single-tenant properties with in-place tenants with a high expectation that their future lease renewal options would be exercised, Duff & Phelps estimated market values via the Direct Capitalization Method; (2) for single-tenant properties with a low expectation that their future lease renewal options would be exercised or properties that are vacant, other than the properties described in (3), Duff & Phelps utilized the Discounted Cash Flow Method; (3) for single-tenant properties leased to SunTrust Bank (“SunTrust properties”) with termination options that were exercised and / or are vacant, Duff & Phelps utilized the Market or Sales Comparison Approach; (4) for multi-tenant properties, Duff & Phelps utilized the Discounted Cash Flow Method; and (5) for any properties that were pending sale as of December 31, 2017 or are currently under contract for sale, Duff & Phelps used their contract price. Duff & Phelps also reviewed the Company’s other assets and liabilities, and the Company’s estimate of market values as of December 31, 2017.

The Estimated Per-Share NAV is comprised of (i) the sum of (A) the estimated value of the Real Estate Assets and (B) the estimated value of the other assets, minus the sum of (C) estimated value of debt and other liabilities and (D) the estimate of the aggregate incentive fees, participations and limited partnership interests held by or allocable to the Advisor, management of the Company or any of their respective affiliates based on the aggregate net asset value of the Company based on Estimated Per-Share NAV and payable in a hypothetical liquidation of the Company as of December 31, 2017, divided by (ii) the number of common shares outstanding on a fully-diluted basis as of December 31, 2017, which was 105,172,185.

Income Capitalization Approach

Duff & Phelps estimated the “as is” market value of the majority of the Real Estate Assets as of December 31, 2017 using an income capitalization approach, which simulates the reasoning of an investor who views the cash flows that would result from the anticipated revenue and expense on a property throughout its projection period. The net income developed in Duff & Phelps’s analysis is the balance of potential income remaining after vacancy and collection loss and operating expenses. This net income was then capitalized at an appropriate rate to derive an estimate of value (the “Direct Capitalization Method”) or discounted by an appropriate yield rate over a typical projection period in a discounted cash flow analysis (the “Discounted Cash Flow Method”). Thus, two key steps were involved: (1) estimating the net income applicable to each Real Estate Asset and (2) choosing appropriate capitalization rates and discount rates, as applicable.

Duff & Phelps utilized the Direct Capitalization Method for 451 Real Estate Assets for properties with in-place tenants with a high expectation that their future lease renewal options would be exercised. The Discounted Cash Flow Method was used for 7 single-tenant Real Estate Assets that had in-place tenants with a low expectation that their future lease renewal options would be exercised or properties that are vacant, and for the 35 multi-tenant properties.

Market or Sales Comparison Approach

Duff & Phelps estimated the market value of 25 single-tenant Real Estate Assets as of December 31, 2017 using the Market Approach for single-tenant properties with termination options that were exercised and / or are vacant This approach estimates value based on what other purchasers and sellers in the market have agreed to as a price for comparable improved properties. The approach is based upon the principle of substitution, which states that the limits of prices, rents and rates tend to be set by the prevailing prices, rents and rates of equally desirable substitutes. Duff & Phelps also used the Sales Comparison approach for excess land anticipated to be used for expansion space.

Under Contract for Sale or Pending Sale

Duff & Phelps utilized the contract sale price for 22 Real Estate Assets utilizing either the purchase and sale agreement or letter of intent provided by management.

Estimated Per-Share NAV

The following table summarizes the individual components of the Estimated Per-Share NAV approved by the Board as of the dates presented:

(Amounts per share)	December 31, 2017		December 31, 2016 (1)
Real Estate Assets	$36.20	(2)	$38.05
Other Assets	1.38	(3)	2.17
Fair Value of Debt	(13.57	)(4)	(16.35)
Other Liabilities	(0.45	)(5)	(0.50)
Estimated Per-Share NAV	$23.56		$23.37

(1) For illustrative purposes only, Estimated Per-Share NAV as of December 31, 2016 in the above table has been calculated using the same component categories as the calculation of Estimated Per-Share NAV as of December 31, 2017.

(2) The value of the Real Estate Assets includes an adjustment of $118.3 million above the midpoint of the range provided in the Duff & Phelps Real Estate Appraisal Report. The value of the Real Estate Assets reflects an overall increase to the original purchase price for those assets, plus post-acquisition capital expenditures, of 11.8% as of December 31, 2017. The key assumptions that were used by Duff & Phelps in its models to estimate the value of each Real Estate Asset are set forth in the following tables.

(3) Includes the following line items from the Company’s audited financial statements as of December 31, 2017: (i) cash and cash equivalents; (ii) prepaid expenses and other assets; and (iii) restricted cash. The Advisor believes that the carrying value of these assets estimates fair value.

(4) Consistent with the disclosure contained in Note 10 - Fair Value Measurements to the Company’s audited consolidated financial statements as of December 31, 2017 in the Company’s Annual Report on Form 10-K, the value of the Company’s mortgage notes payable and credit facility as of December 31, 2017 was estimated based on a combination of independent third party estimates and management’s estimates of market interest rates.

(5) Consists of the following line items from the Company’s audited financial statements as of December 31, 2017: (i) accounts payable and accrued expenses (including due to related parties); (ii) deferred rent and other liabilities; and (iii) distributions payable. The Advisor believes that the carrying value of these assets estimates fair value.

The following summarizes the range of overall capitalization rates used to arrive at the estimated market values of the 451 single-tenant Real Estate Assets that were valued utilizing the Direct Capitalization Method as of December 31, 2017:

	December 31, 2017
	Range	Weighted Average

Overall Capitalization Rate	3.65% - 8.25%	5.82%

The following summarizes the range of terminal capitalization rates and discount rates used to arrive at the estimated market values of the 7 single-tenant Real Estate Assets that were valued utilizing the Discounted Cash Flow Method as of December 31, 2017:

	December 31, 2017
	Range	Weighted Average

Terminal Capitalization Rate	7.00% - 8.25%	7.48%

Discount Rate	6.75% - 9.00%	7.49%

The following summarizes the range of terminal capitalization rates and discount rates used to arrive at the estimated market values of the 35 multi-tenant Real Estate Assets that were valued utilizing the Discounted Cash Flow Method as of December 31, 2017:

	December 31, 2017
	Range	Weighted Average

Terminal Capitalization Rate	6.00% - 7.75%	6.77%

Discount Rate	6.25% - 8.50%	7.24%

Sensitivity Analysis

The Advisor noted that applying the low, midpoint and high range of capitalization rates and discount rates determined by Duff & Phelps resulted in an Estimated Per-Share NAV range equal to $21.37 - $23.56 per share on a fully diluted basis with a midpoint equal to $22.43 per share.

The overall capitalization rate and discount rate have a significant impact on the estimated value. The following chart presents the impact on the Company’s Estimated Per-Share NAV resulting from variations in the overall capitalization rate for those properties valued with the Direct Capitalization Method and variations in discount rates for those properties valued with the Discounted Cash Flow Method, within the range of values determined by Duff & Phelps.

	Range of Value
	Low	Midpoint	High
Share Price	$21.37	$22.43	$23.56
Overall Capitalization Rate	6.32%	6.07%	5.82%
Discount Rate(1)	7.77%	7.52%	7.26%

(1) This analysis shows the effect of varying the discount rate used in the Discounted Cash Flow Method. For purposes of this sensitivity analysis, the weighted average terminal capitalization rate, which applies only to Real Estate Assets valued using the Discounted Cash Flow Method, is assumed to be 6.82%.

Limitations of the Asset Appraisals

The Company believes that the method used to establish the Estimated Per-Share NAV is the methodology most commonly used by non-listed REITs to establish an estimated per-share net asset value. The Company believes that the assumptions described herein to estimate Estimated Per-Share NAV, including the value of the Real Estate Assets, are within the ranges used by market participants buying and selling similar properties. The estimated property values may not, however, represent current market value or book value. Real properties are currently carried at their amortized cost basis in the Company’s financial statements. The estimated value of the Real Estate Assets reflected above does not necessarily represent the value the Company would receive or accept if the assets were marketed for sale. The market for commercial real estate can and does fluctuate and values are expected to change in the future. Further, the Estimated Per-Share NAV does not reflect a liquidity discount for the fact that the shares are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of the Company’s loans and other costs that may be incurred, including any costs of sale of its assets.

As with any methodology used to estimate value, the methodologies employed to value the Real Estate Assets by Duff & Phelps, and the recommendations made by the Advisor, were based upon a number of estimates and assumptions that may not be accurate or complete, including estimates and assumptions such as comparable sales, rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses. Further, different parties using different assumptions and estimates could derive a different estimated value per share, which could be significantly different from this Estimated Per-Share NAV.

Limitations of the Estimated Per-Share NAV

The Estimated Per-Share NAV does not reflect “enterprise value” which may include an adjustment for:

•	the large number of Real Estate Assets, given that some buyers may be willing to pay more for a large portfolio than they are willing to pay for each property in the portfolio separately;

•	any other intangible value associated with a going concern; or

•	the possibility that the Company’s shares could trade at a premium or a discount to Estimated Per-Share NAV if the shares were listed on a national securities exchange.

The Estimated Per-Share NAV also does not represent the amount that:

•	the Company’s shares may trade on a national securities exchange or a third party would pay for the Company;

•	a stockholder would obtain if her or she tried to sell his or her shares; or

•	a stockholder would realize in per share distributions if the Company sold all of its assets and settled all of its liabilities in a plan of liquidation.

Further, there is no assurance that the methodology used to establish the Estimated Per-Share NAV would be acceptable to the Financial Industry Regulatory Authority for use on customer account statements, or that the Estimated Per-Share NAV will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended (the “Code”) with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.

Conclusion

The Estimated Per-Share NAV as of December 31, 2017 of $23.56, a value within the range determined by Duff & Phelps, was unanimously adopted by the independent directors of the Board, who comprise a majority of the Board, with Mr. Weil abstaining, on March 19, 2018. The independent directors of the Board based their determination on the Advisor’s recommendation, which was based on the Advisor’s review of the Duff & Phelps Real Estate Appraisal Report and on the Advisor’s own analysis, estimates and calculations and the other factors described herein, but the Board is ultimately and solely responsible for the Estimated Per-Share NAV. Estimated Per-Share NAV was determined at a moment in time and will likely change over time as a result of changes to the value of individual assets as well as changes and developments in the real estate and capital markets, including changes in interest rates. As such, stockholders should not rely on the Estimated Per-Share NAV in making a decision to buy or sell shares of the Company’s common stock pursuant to the Company’s distribution reinvestment plan (the “DRIP”) or amended and restated share repurchase plan, as amended (the “SRP”), respectively.

In connection with independent directors of the Board’s determination of Estimated Per-Share NAV, the Advisor concluded that in a hypothetical liquidation at the Estimated Per-Share NAV noted herein, the Advisor would not be entitled to any incentive fees or performance-based restricted partnership units of the Company’s operating partnership designated as “Class B Units” as of December 31, 2017. The Advisor determined the Estimated Per-Share NAV in a manner consistent with the definition of fair value under U.S. generally accepted accounting principles set forth in FASB’s Topic ASC 820, Fair Value Measurements and Disclosures.

Amended and Restated Share Repurchase Program and Distribution Reinvestment Plan

As set forth in the SRP, the price per share for shares of common stock repurchased by the Company pursuant to the SRP will be the most recent Estimated Per-Share NAV at the time of repurchase for investors that have held the shares for at least one year, subject to certain conditions and limitations. As stated in the amended and restated SRP effective on July 14, 2017, only repurchase requests made following the death or qualifying disability of stockholders that purchased shares of the Company's common stock or received their shares from the Company (directly or indirectly) through one or more non-cash transactions would be considered for repurchase.

Pursuant to the Company’s DRIP, the price per share for shares of common stock purchased under the DRIP is the most-recent Estimated Per-Share NAV as determined by the Board from time to time. Accordingly, under the DRIP, beginning with reinvestments made on April 2, 2018, distributions may be reinvested in shares of common stock at a price equal to the Estimated Per-Share NAV. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are the Company’s and its management’s hopes, intentions, beliefs, expectations, or projections of the future and might be considered to be forward-looking statements under federal securities laws. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties. The Company’s actual future results may differ significantly from the matters discussed in these forward-looking statements, and the Company may not release revisions to these forward-looking statements to reflect changes after the Company has made these statements. Factors and risks that could cause actual results to differ materially from expectations are disclosed from time to time in greater detail in the Company’s filings with the Securities and Exchange Commission including, but not limited to, the Company’s Annual Reports on Form 10-K, the Company’s Quarterly Reports on Form 10-Q, as well as the Company’s Current Reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Finance Trust, Inc.

Date: March 20, 2018	By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chairman, Chief Executive Officer and President